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                                                                    EXHIBIT 4.1

                      FIFTH AMENDMENT TO CREDIT AGREEMENT



          THIS FIFTH AMENDMENT TO CREDIT AGREEMENT ("Fifth Amendment") dated as of May 28, 1996 (the "Fifth Amendment Effective Date") is made and entered into by and among SEAGULL ENERGY CANADA LTD. (the "Borrower"), a corporation duly organized and validly existing under the laws of the Province of Alberta, Canada, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this Fifth Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), CHEMICAL BANK OF CANADA, as arranger and as administrative agent for the Banks (in such capacity, the "Administrative Agent"), THE BANK OF NOVA SCOTIA, as paying agent and co-agent for the Banks (in such capacity, the "Paying Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE (in such capacity, the "Co-Agent"), as co-agent for the Banks.


RECITALS:

          WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks are parties to a Credit Agreement dated as of December 30, 1993, as amended (the "Credit Agreement"); and

          WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

          NOW, THEREFORE, IT IS AGREED:

          Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

          Section 2. Amendments to the Credit Agreement. On and after the Fifth Amendment Effective Date, the Credit Agreement shall be amended as follows:

          (a) The definition of "Applicable Margin" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Applicable Margin" shall mean, on any day and with respect to any Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the
          Debt/Capitalization Ratio as of the last day of the most recently ending fiscal quarter of the Parent and its Subsid0iaries with respect to which the Administrative Agent shall have received the financial





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          statements and  other information (the "Current Information")
          required  to be delivered  to  the  Administrative  Agent  pursuant
          to  Section   9.1 hereof (said calculation to be made  by  the
          Administrative Agent   as  soon  as practicable after receipt by the
          Administrative  Agent of  all required Current Information):


                                                             Applicable Margin For
                                                              Alternate Base Rate           Applicable
                                                              Loans and Canadian            Margin for
                                                                  Prime Rate                Eurodollar
                        Debt/Capitalization Ratio                   Loans                      Loans
                   Greater than or equal to 60%                       0.375                     1.375

                   Greater than or equal to 55%
                   but less than 60%                                  0.00                      1.00

                   Greater than or equal to 50%
                   but less than 55%                                  0.00                      0.75

                   Less than 50%                                      0.00                      0.625

         Notwithstanding the foregoing, at all times that a Borrowing Base Deficiency shall exist and is continuing for more than 30 days, the Applicable Margins provided for in this definition shall each be increased by adding 1.00%. Each change in the Applicable Margin based on a change in the Current Information shall be effective as of the fifteenth day of the month during which the Current Information used to calculate the new Applicable Margin was delivered to the Administrative Agent.

         (b) The definition of "Revolving Credit Availability Period" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Revolving Credit Availability Period" shall mean the period from and including the date hereof to but not including December 31, 2002 or the date the Commitments are terminated pursuant to Section 11.1, whichever is first to occur.

         (c) The definition of "Revolving Credit Commitment Fee Percentage" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Revolving Credit Commitment Fee Percentage" shall mean 0.30% per annum.





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          (d) Section 2.3(a)(i) of the Credit  Agreement  is hereby  amended to read in its entirety as follows:

              (i) The total Commitment of the Banks shall be reduced as follows:

                                        Reduction          Resulting Revolving
                  Reduction Date          Amount            Credit Commitment

                  March 31, 1999        U.S. $6,250,000     U.S. $93,750,000
                  June 30, 1999         U.S. $6,250,000     U.S. $87,500,000
                  September 30, 1999    U.S. $6,250,000     U.S. $81,250,000
                  December 31, 1999     U.S. $6,250,000     U.S. $75,000,000
                  March 31, 2000        U.S. $6,250,000     U.S. $68,750,000
                  June 30, 2000         U.S. $6,250,000     U.S. $62,500,000
                  September 30, 2000    U.S. $6,250,000     U.S. $56,250,000
                  December 31, 2000     U.S. $6,250,000     U.S. $50,000,000
                  March 31, 2001        U.S. $6,250,000     U.S. $43,750,000
                  June 30, 2001         U.S. $6,250,000     U.S. $37,500,000
                  September 30, 2001    U.S. $6,250,000     U.S. $31,250,000
                  December 31, 2001     U.S. $6,250,000     U.S. $25,000,000
                  March 31, 2002        U.S. $6,250,000     U.S. $18,750,000
                  June 30, 2002         U.S. $6,250,000     U.S. $12,500,000
                  September 30, 2002    U.S. $6,250,000     U.S.  $6,250,000
                  December 31, 2002     U.S. $6,250,000     U.S.  $0

          Section 3. Maximum Outstanding Amount. The Maximum Outstanding Amount is hereby designated as U.S. $95,000,000 as of the Fifth Amendment Effective Date (subject to revision as provided in the Credit Agreement).

         Section 4. Modification to Notes. The reference to "December 31, 2000" in each of the Notes is hereby amended to read "December 31, 2002".

         Section 5. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Fifth Amendment and any of the foregoing documents (other than the Intercreditor Agreement), the terms of this Fifth Amendment shall be controlling.




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         Section 6. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agents harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the
preparation,   execution,   delivery,   amendment,   modification,   waiver  and
enforcement of, or the preservation of any rights under this Fifth Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

         Section 7. Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE PROVINCE OF ALBERTA AND OF CANADA FROM TIME TO TIME IN EFFECT.

         Section 8. Descriptive Headings, etc. The descriptive headings of the several Sections of this Fifth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 9. Entire Agreement. This Fifth Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Fifth Amendment.

         Section 10. Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

         Section  11.  Amended  Definitions.  As  used in the  Credit  Agreement
(including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Fifth Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this Fifth Amendment.




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         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.


                                             SEAGULL ENERGY CANADA LTD.


                                             By:
                                             Name:
                                             Title:








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                                             CHEMICAL BANK OF CANADA,
                                             individually and as Arranger
                                             and as Administrative Agent


                                             By:
                                             Name:
                                             Title:







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                                             THE BANK OF NOVA SCOTIA, as Paying
                                             Agent, as Co-Agent and as a Bank


                                             By:
                                             Name:
                                             Title:








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                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                             as Co-Agent and as a Bank


                                             By:
                                             Name:
                                             Title:








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                                             ABN AMRO BANK CANADA


                                             By:
                                             Name:
                                             Title:


                                             By:
                                             Name:
                                             Title:










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                                             MELLON BANK CANADA


                                             By:
                                             Name:
                                             Title:






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                                             FIRST CHICAGO NBD BANK, CANADA


                                             By:
                                             Name:
                                             Title:


                                             By:
                                             Name:
                                             Title:









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                                             SOCIETE GENERALE (CANADA)


                                             By:
                                             Name:
                                             Title:










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                                             BANK OF MONTREAL


                                             By:
                                             Name:
                                             Title:









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         The  undersigned  hereby joins in the  execution  of this  Amendment to evidence its consent hereto and its acknowledgment that the Guarantee shall continue to apply to the Credit Agreement, as amended hereby.


                                             SEAGULL ENERGY CORPORATION


                                             By:
                                             Name:
                                             Title: